Annual Report
and Prospectus

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE(R)
FUNDAMENTAL GROWTH FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
MAY 31, 2007
(Prospectus also enclosed)


RIVERSOURCE FUNDAMENTAL GROWTH
FUND SEEKS TO PROVIDE SHAREHOLDERS
WITH LONG-TERM CAPITAL GROWTH.

This annual report includes a prospectus that describes in detail the Fund's objective, investment strategy, risks, sales charges, fees and other matters of interest. Please read the prospectus carefully before you invest or send money.

LETTER TO SHAREHOLDERS
In this report and going forward, the Chairman of the RiverSource Funds' Boards (Boards) and the President of RiverSource Funds are co-authors of this letter to shareholders. Information about Stephen Lewis, Chairman of the Boards; Patrick Bannigan, President of RiverSource Funds; and other officers and directors elected or appointed to serve RiverSource Funds shareholders appear in the "Board Members and Officers" section of this report.

Dear Fellow RiverSource Funds Shareholder:

As newly appointed in our respective roles as Chairman of the Boards and President of RiverSource Funds, we are committed to continuing the successful leadership efforts of Ted Truscott, a member of the Boards and Chief Investment Officer of RiverSource Investments, LLC; and Governor Arne Carlson, who served as Chairman of the Boards for eight years and will continue to serve on the Boards.

As RiverSource Funds shareholders, we want our investments to deliver consistent, competitive investment performance that can help us achieve our financial goals. We are sure you feel the same way. We are pleased to report that the investment management teams at RiverSource Investments have delivered on our expectations. As a result, many of our funds are receiving positive recognition in the financial media.

When discussing your financial plans with your advisor, we encourage you to take a long-term view. The economy is cyclical and markets are inherently volatile, so there will be periods when economic or market conditions may appear to throw a wrench into any portfolio. A diversified mutual fund portfolio and an experienced financial advisor can help keep your plan on track and also keep your expectations in line with current market realities.

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

Being an informed investor is a key component to your overall investing success. The information contained in this report can help "connect the dots" so you can see how your fund performed in the context of the broader market. While this shareholder report looks back over a specific period of time, current performance information is always available online at riversource.com/funds.

We value your connection with RiverSource Funds and strive to provide the performance, service and information that can help move you closer to your financial goals.

/s/ STEPHEN R. LEWIS, JR.
Stephen R. Lewis, Jr.
Chairman of the Boards

/s/ PATRICK T. BANNIGAN

Patrick T. Bannigan
President, RiverSource Funds

Past performance does not guarantee future results.

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS

Fund Snapshot.......................      3

Performance Summary.................      5

Questions & Answers
   with Portfolio Management........      7

The Fund's Long-term Performance ...     12

Fund Expenses Example...............     14

Investments in Securities...........     16

Financial Statements................     20

Notes to Financial Statements.......     23

Report of Independent Registered
   Public Accounting Firm...........     41

Federal Income Tax Information......     42

Board Members and Officers..........     44

Approval of Investment Management
   Services Agreement...............     48

Proxy Voting........................     51

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

--------------------------------------------------------------------------------

 2 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

FUND SNAPSHOT AT MAY 31, 2007

FUND OBJECTIVE

RiverSource Fundamental Growth Fund seeks to provide shareholders with long-term capital growth.

SECTOR BREAKDOWN*

Percentage of portfolio assets

                                  (PIE CHART)

Other(1)                                                       16.5%
Energy                                                          8.8%
Industrials                                                     9.4%
Financials                                                     11.4%
Information Technology                                         27.7%
Health Care                                                    14.3%
Consumer Discretionary                                         11.9%

 * Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.
(1) Includes Consumer Staples 7.2%, Telecommunication Services 5.2%, Materials 1.9%, and Cash & Cash Equivalents 2.2%.

TOP TEN HOLDINGS

Percentage of portfolio assets

Google Cl A                           3.2%
Cisco Systems                         2.8%
Baker Hughes                          2.0%
Western Union                         2.0%
PepsiCo                               2.0%
Schering-Plough                       1.9%
Suncor Energy                         1.9%
St. Jude Medical                      1.9%
Medtronic                             1.9%
Merck & Co                            1.8%

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.

--------------------------------------------------------------------------------

                    RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  3

FUND SNAPSHOT AT MAY 31, 2007

STYLE MATRIX


          STYLE
VALUE    BLEND    GROWTH
                  X        LARGE
                           MEDIUM        SIZE
                           SMALL

Shading within the style matrix indicates areas in which the Fund generally invests.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and serves as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

PORTFOLIO MANAGERS

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

                             YEARS IN INDUSTRY
Steven Barry                        22
Gregory Ekizian, CFA                22
David Shell, CFA                    20

WELLINGTON MANAGEMENT COMPANY, LLP

Andrew Shilling, CFA                16

FUND FACTS

                        TICKER SYMBOL   INCEPTION DATE
Class A                     AXPAX          04/24/03
Class B                        --          04/24/03
Class C                        --          04/24/03
Class I                     APGIX          03/04/04
Class R4(1)                    --          04/24/03
(1) Effective Dec. 11, 2006, Class Y was renamed Class
    R4.
Total net assets                        $237.9 million
Number of holdings                              108

--------------------------------------------------------------------------------

 4 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

PERFORMANCE SUMMARY

                             PERFORMANCE COMPARISON
                        For the year ended May 31, 2007

                                  (BAR CHART)

RiverSource Fundamental Growth Fund Class A
  (excluding sales charge)                            +17.25%

Russell 1000(R) Growth Index (unmanaged)              +20.37%

Lipper Large-Cap Growth Funds Index                   +16.85%

(see "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

ANNUAL OPERATING EXPENSE RATIO (AS OF THE CURRENT PROSPECTUS)

                                                                               TOTAL(A)
Class A                                                                         1.41%
Class B                                                                         2.17%
Class C                                                                         2.16%
Class I                                                                         0.91%
Class R4(b)                                                                     1.22%

(a) The investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until May 31, 2008, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that increased the management fee by 0.001%), will not exceed 1.42% for Class A, 2.18% for Class B, 2.18% for Class C, 0.99% for Class I and 1.29% for Class R4.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

                    RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  5

PERFORMANCE SUMMARY

AVERAGE ANNUAL TOTAL RETURNS

AT MAY 31, 2007
                                                         SINCE
WITHOUT SALES CHARGE                 1 YEAR   3 YEARS  INCEPTION
 Class A (inception 4/24/03)         +17.25%   +7.48%     +9.23%
 Class B (inception 4/24/03)         +16.34%   +6.62%     +8.37%
 Class C (inception 4/24/03)         +16.50%   +6.61%     +8.40%
 Class I (inception 3/4/04)          +17.93%   +7.89%     +5.68%
 Class R4* (inception 4/24/03)       +17.47%   +7.65%     +9.46%

With sales charge
 Class A (inception 4/24/03)         +10.50%   +5.38%     +7.67%
 Class B (inception 4/24/03)         +11.34%   +5.43%     +7.98%
 Class C (inception 4/24/03)         +15.50%   +6.61%     +8.40%

AT JUNE 30, 2007
                                                         SINCE
WITHOUT SALES CHARGE                 1 YEAR   3 YEARS  INCEPTION
 Class A (inception 4/24/03)         +16.90%   +6.71%     +8.71%
 Class B (inception 4/24/03)         +15.96%   +5.90%     +7.85%
 Class C (inception 4/24/03)         +16.13%   +5.89%     +7.89%
 Class I (inception 3/4/04)          +17.75%   +7.23%     +5.18%
 Class R4* (inception 4/24/03)       +17.28%   +7.00%     +8.97%

With sales charge
 Class A (inception 4/24/03)         +10.18%   +4.62%     +7.18%
 Class B (inception 4/24/03)         +10.96%   +4.70%     +7.47%
 Class C (inception 4/24/03)         +15.13%   +5.89%     +7.89%

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I and Class R4 shares. Class I and Class R4 shares are available to institutional investors only.

* Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

 6 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

QUESTIONS & ANSWERS WITH PORTFOLIO MANAGEMENT

RiverSource Fundamental Growth Fund increased 17.25% for the 12 months ended May 31, 2007 (Class A shares excluding sales charge), underperforming its benchmark, the Russell 1000(R) Growth Index (Russell Index), which increased 20.37% during the same period. The Fund outperformed its peer group, as represented by the Lipper Large-Cap Growth Funds Index, which rose 16.85%.

RiverSource Fundamental Growth Fund's portfolio is managed by two independent money management firms. As of May 31, 2007, Goldman Sachs Asset Management, L.P. (Goldman Sachs) and Wellington Management Company, LLP (Wellington Management) each managed approximately 50% of the Fund's portfolio.

As of May 31, 2007, approximately 89% of the Fund's shares were owned in the aggregate by affiliated funds-of-funds managed by RiverSource Investments, LLC (RiverSource). As a result of asset allocation decisions by RiverSource, it is possible that RiverSource Fundamental Growth Fund may experience relatively large purchases or redemptions from affiliated funds-of-funds (see page 32, Class I capital share transactions for related activity during the most recent fiscal period). RiverSource seeks to minimize the impact of these transactions by structuring them over a reasonable period of time. RiverSource Fundamental Growth Fund may experience increased expenses as it buys and sells securities as a result of purchases or redemptions by affiliated funds-of-funds. For more information on the Fund's expenses, see the discussions beginning on pages 14 and 28.

Q: What factors most significantly affected the performance of your portion of the Fund for the period?

   GOLDMAN SACHS: Favorable results in our portfolio segment came from energy stocks and holdings of companies that operate wireless communications towers. Conversely, select technology companies hampered results.

   Shares of Research In Motion, maker of BlackBerry personal digital assistants, contributed to performance as continued subscriber growth was driven by businesses adopting mobile email and introducing it more deeply within their organizations. Recently, shares of Research In Motion rallied on the company's positive outlook for long-term growth prospects. We believe consumer-focused BlackBerry products are broadening the brand's appeal into a larger market.

--------------------------------------------------------------------------------

                    RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  7

QUESTIONS & ANSWERS

   Health care company MedImmune, which makes FluMist, was another leading contributor. In April 2007, AstraZeneca agreed to buy MedImmune at a 21% premium to the company's then current stock price after a competitive bidding process that involved at least four large pharmaceutical companies. Acquisitions are one way the gap between the stock price and the economic value of a business can close, and we believe the MedImmune example validates our approach of owning high quality businesses for the long term.

   Publisher McGraw-Hill Companies aided results as the company reported higher fiscal third quarter earnings and announced expectations to post double-digit earnings growth in 2007. While weakness in the education market remained, management attributed the company's strength to improved cost management and performance within its financial services segment, Standard & Poor's. We continue to favor Standard & Poor's, a bond ratings agency, and believe its strong fundamentals should enable it to sustain long-term double-digit growth rates.

   Shares of pharmaceutical company Amgen were weak during the period due to the Food and Drug Administration's (FDA) concern about doctors overprescribing anemia drugs as well as prescribing them for unapproved uses. We continue to like the company for its ability to generate free cash flow, strong balance sheet and emerging new product pipeline. We expect Amgen to deploy capital towards share repurchases and strategic acquisitions to deliver longer term growth.

   WELLINGTON MANAGEMENT: Stock selection in the information technology and financials sectors was predominantly responsible for underperformance in our segment of the portfolio. Among the largest detractors were SanDisk and Motorola in the information technology sector and Commerce Bancorp in the financials sector.

   Shares of storage device maker SanDisk fell in concert with falling prices on NAND-flash memory chips. Cell phone manufacturer Motorola stumbled as its revenue expectations and average selling prices weakened. Commerce Bancorp shares were weak largely due to the impact of the inverted yield curve. Short-term interest rates that the bank pays depositors have generally been higher than longer term rates, which are what the bank earns in interest on loans.

--------------------------------------------------------------------------------

 8 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

QUESTIONS & ANSWERS

   Favorable stock selection within materials, telecommunication services and health care had a positive impact on results. Pharmaceutical company Schering-Plough, financial services firm Franklin Resources and technology company Adobe Systems were among the leading individual contributors to performance. Schering-Plough's shares rose on strong earnings results and investor enthusiasm for its announced acquisition of Organon Biosciences. Global investment manager Franklin Resources experienced favorable asset flow trends, while Adobe Systems benefited from solid sales and positive expectations for the release of its new Creative Suite 3 software product.

   FAVORABLE STOCK SELECTION WITHIN MATERIALS, TELECOMMUNICATION SERVICES AND HEALTH CARE HAD A POSITIVE IMPACT ON RESULTS.

                                         -- WELLINGTON MANAGEMENT

Q: What changes did you make to your portion of the Fund during the period?

   GOLDMAN SACHS: During the period, Hershey's stock was weak and detracted from performance. Hershey found that reigniting growth in the U.S. market was more difficult than anticipated and decided to increase spending on consumer promotion, advertising and new product development, which we believe could have a lasting detrimental impact on company profit margins and forecasts for longer term growth. We are concerned Hershey's current valuation does not leave enough margin of safety for the risks inherent in the proposed strategies for reinvigorating growth, so we sold the position in favor of investments that we believe have more favorable risk-reward characteristics.

   There were no material changes to the investment strategy during the period. When evaluating a potential investment, we look for very specific investment characteristics that we believe make a company a high-quality growth business. These criteria are divided into three categories: strong business franchises, favorable long-term prospects and excellent management. We also include a valuation component in the process.

   We typically sell a position if a company's long-term fundamentals deteriorate, if the stock reaches what we consider full valuation, if the company pursues a strategy that in our view does not maximize shareholder value, or if the position grows beyond a weight that is comfortable from a risk management standpoint.

--------------------------------------------------------------------------------

                    RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  9

QUESTIONS & ANSWERS

   WHEN EVALUATING A POTENTIAL INVESTMENT, WE LOOK FOR VERY SPECIFIC INVESTMENT CHARACTERISTICS THAT WE BELIEVE MAKE A COMPANY A HIGH-QUALITY GROWTH BUSINESS.

                                                  -- GOLDMAN SACHS

   WELLINGTON MANAGEMENT: During the period we reduced the portfolio's weight in financials by cutting back exposure to banks and diversified financial companies. We increased exposure to information technology by establishing new positions in software firms Oracle and Accenture and hardware companies IBM and Research In Motion. We also added to industrials, ending the period with a greater-than-Russell Index weights in capital goods firms like General Dynamics and Boeing. Health care exposure declined and was smaller than that of the Russell Index due to reduced positions in both equipment and services and pharmaceuticals. Though exposure to consumer-related sectors increased as we added positions in office retailer Staples and apparel firm Nike, the portfolio's weight remained smaller than that of the Russell Index.

Q. How do you intend to manage your portion of the Fund in the coming months?

   GOLDMAN SACHS: For the past several years, strong global growth has supported the persistent outperformance of lower quality companies, creating a difficult headwind for our style. Today there are signs the environment may be changing, making us optimistic that higher quality stocks are positioned to better reflect their underlying business values.

   As business buyers, we do not attempt to predict the economy or position the portfolio for any specific economic environment, but we believe there is currently a great opportunity for investing in quality growth stocks. To us, quality boils down to sustainability of growth, returns, margin structure, competitive advantage, etc. In our research, we look for specific characteristics that give us confidence in this sustainability. We believe that if a business has a dominant market position, a long product lifecycle, pricing power and the ability to generate significant free cash flow that management rationally allocates, then the business will have the barriers to entry required to drive high returns on equity, and therefore an increase in its economic value. Over time, we believe the stock price of that business will reflect this value.

--------------------------------------------------------------------------------

 10 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

QUESTIONS & ANSWERS

   WELLINGTON MANAGEMENT: We continue to use security-specific research to build our portion of the Fund one stock at a time. We seek to identify individual companies that possess an explicit sustainable growth advantage or barrier to entry that will enable them to maintain an above-average growth rate for an extended period. As a result of bottom-up investment decisions, our segment ended the period with information technology and industrials as its largest overweights and consumer staples and consumer discretionary as its largest underweights, all relative to the Russell Index.

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource Fund.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  11

THE FUND'S LONG-TERM PERFORMANCE

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Fundamental Growth Fund Class A shares (from 5/1/03 to 5/31/07)* as compared to the performance of two widely cited performance indices, the Russell 1000(R) Growth Index and the Lipper Large-Cap Growth Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

* Fund data is from April 24, 2003. Russell 1000 Growth Index and Lipper peer group data is from May 1, 2003.

COMPARATIVE RESULTS

Results at May 31, 2007                                            SINCE
                                          1 YEAR     3 YEARS    INCEPTION(3)
RIVERSOURCE FUNDAMENTAL GROWTH FUND (INCLUDES SALES CHARGE)
 Class A Cumulative value of $10,000      $11,050    $11,702      $13,539
        Average annual total return        +10.50%     +5.38%       +7.67%
RUSSELL 1000 GROWTH INDEX(1)
        Cumulative value of $10,000       $12,037    $13,201      $16,358
        Average annual total return        +20.37%     +9.70%      +12.81%
LIPPER LARGE-CAP GROWTH FUNDS INDEX(2)
        Cumulative value of $10,000       $11,685    $13,061      $15,808
        Average annual total return        +16.85%     +9.31%      +11.87%

Results for other share classes can be found on page 6.

--------------------------------------------------------------------------------

 12 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE FUNDAMENTAL GROWTH FUND LINE GRAPH)

                                                 RIVERSOURCE FUNDAMENTAL
                                                   GROWTH FUND CLASS A
                                                 (INCLUDES SALES CHARGE)       RUSSELL 1000 GROWTH       LIPPER LARGE-CAP GROWTH
                                                        ($13,539)              INDEX(1) ($16,358)       FUNDS INDEX(2) ($15,808)
                                                 -----------------------       -------------------      ------------------------
5/1/03                                                     9425                       10000                       10000
5/03                                                       9886                       10499                       10490
5/04                                                      10906                       12391                       12104
5/05                                                      10963                       12804                       12722
5/06                                                      11547                       13590                       13528
5/07                                                      13539                       16358                       15808

(1) The Russell 1000 Growth Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Large-Cap Growth Funds Index includes the 30 largest large-cap growth funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.
(3) Fund data is from April 24, 2003. Russell 1000 Growth Index and Lipper peer group data is from May 1, 2003.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended May 31, 2007.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 14 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

                              BEGINNING         ENDING         EXPENSES
                            ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     ANNUALIZED
                            DEC. 1, 2006     MAY 31, 2007    THE PERIOD(A)   EXPENSE RATIO
 Class A
   Actual(b)                   $1,000         $1,091.90         $ 7.15(c)        1.37%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,018.10         $ 6.89(c)        1.37%
 Class B
   Actual(b)                   $1,000         $1,086.50         $11.08(c)        2.13%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,014.31         $10.70(c)        2.13%
 Class C
   Actual(b)                   $1,000         $1,086.40         $11.03(c)        2.12%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,014.36         $10.65(c)        2.12%
 Class I
   Actual(b)                   $1,000         $1,093.80         $ 4.59(c)         .88%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,020.54         $ 4.43(c)         .88%
 Class R4
   Actual(b)                   $1,000         $1,091.00         $ 6.15(c)        1.18%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.05         $ 5.94(c)        1.18%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended May 31, 2007: +9.19% for Class A, +8.65% for Class B, +8.64% for Class C, +9.38% for Class I and +9.10% for Class R4.
(c) In September 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from an account-based fee to an asset-based fee, and adopting a plan administration services agreement. These changes were effective Dec. 11, 2006. In addition, the investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until May 31, 2008, unless sooner terminated at the discretion of the Fund's Board, such that net expenses, (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed: 1.42% for Class A, 2.18% for Class B, 2.18% for Class C, 0.99% for Class I and 1.29% for Class R4. Any amounts waived will not be reimbursed by the Fund. This change was effective June 1, 2007. If these changes had been in place for the entire six months ended May 31, 2007, the actual and hypothetical expenses paid for Class A, Class B, Class C, Class I and Class R4 would have been the same as those expenses presented in the table above.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  15

INVESTMENTS IN SECURITIES

MAY 31, 2007
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (97.6%)
ISSUER                                            SHARES                   VALUE(A)
AEROSPACE & DEFENSE (3.4%)
Boeing                                               32,320              $3,251,069
General Dynamics                                     42,000               3,370,080
United Technologies                                  22,320               1,574,676
                                                                    ---------------
Total                                                                     8,195,825
-----------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (0.7%)
United Parcel Service Cl B                           22,890               1,647,393
-----------------------------------------------------------------------------------

BEVERAGES (2.0%)
PepsiCo                                              68,830               4,703,154
-----------------------------------------------------------------------------------

BIOTECHNOLOGY (3.6%)
Amgen                                                49,400(b)            2,782,701
Amylin Pharmaceuticals                               14,372(b)              664,705
Celgene                                              42,140(b)            2,580,654
Genentech                                            22,910(b)            1,827,531
Gilead Sciences                                       8,640(b)              715,133
                                                                    ---------------
Total                                                                     8,570,724
-----------------------------------------------------------------------------------

CAPITAL MARKETS (6.2%)
Charles Schwab                                      141,860               3,187,594
Franklin Resources                                   15,470               2,099,898
Goldman Sachs Group                                   3,850                 888,657
Invesco ADR                                          14,200(c)              341,510
Legg Mason                                           24,030               2,427,751
Morgan Stanley                                       14,410               1,225,426
State Street                                         29,660               2,024,888
UBS                                                  44,210(c)            2,884,260
                                                                    ---------------
Total                                                                    15,079,984
-----------------------------------------------------------------------------------

CHEMICALS (1.3%)
Agrium                                               20,410(c)              788,438
Monsanto                                             19,650               1,210,440
Potash Corporation of Saskatchewan                   16,740(c)            1,187,703
                                                                    ---------------
Total                                                                     3,186,581
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (1.3%)
Commerce Bancorp                                     38,560               1,331,091
SunTrust Banks                                       18,830               1,681,331
                                                                    ---------------
Total                                                                     3,012,422
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

COMMERCIAL SERVICES & SUPPLIES (1.9%)
Equifax                                              33,290              $1,399,179
Manpower                                             13,180               1,212,560
Monster Worldwide                                    15,940(b)              752,527
Waste Management                                     27,410               1,059,945
                                                                    ---------------
Total                                                                     4,424,211
-----------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (5.9%)
Cisco Systems                                       248,040(b)            6,677,236
QUALCOMM                                             78,480               3,370,716
Research In Motion                                   23,890(b,c)          3,967,651
                                                                    ---------------
Total                                                                    14,015,603
-----------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (3.7%)
Apple                                                19,040(b)            2,314,502
EMC                                                  56,760(b)              958,676
Hewlett-Packard                                      12,650                 578,232
Intl Business Machines                               19,360               2,063,776
Network Appliance                                    86,180(b)            2,774,135
                                                                    ---------------
Total                                                                     8,689,321
-----------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (1.0%)
Fluor                                                23,800               2,477,580
-----------------------------------------------------------------------------------

CONSUMER FINANCE (0.9%)
American Express                                     33,650               2,186,577
-----------------------------------------------------------------------------------

DIVERSIFIED CONSUMER SERVICES (0.5%)
Apollo Group Cl A                                    23,620(b)            1,133,051
-----------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (1.1%)
Chicago Mercantile Exchange Holdings Cl A             1,670                 886,770
NASDAQ Stock Market                                  49,589(b)            1,650,322
                                                                    ---------------
Total                                                                     2,537,092
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.5%)
AT&T                                                 26,650               1,101,711
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 16 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

ENERGY EQUIPMENT & SERVICES (5.7%)
Baker Hughes                                         58,870              $4,855,597
Halliburton                                          27,030                 971,729
Schlumberger                                         53,300               4,150,471
Transocean                                           14,290(b)            1,403,850
Weatherford Intl                                     38,550(b)            2,094,807
                                                                    ---------------
Total                                                                    13,476,454
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (2.2%)
CVS Caremark                                         63,180               2,434,957
Wal-Mart Stores                                      48,150               2,291,940
Whole Foods Market                                    9,920                 407,712
                                                                    ---------------
Total                                                                     5,134,609
-----------------------------------------------------------------------------------

FOOD PRODUCTS (1.1%)
Kraft Foods Cl A                                     35,590               1,204,366
WM Wrigley Jr                                        24,375               1,428,375
                                                                    ---------------
Total                                                                     2,632,741
-----------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (3.8%)
Medtronic                                            84,000               4,466,280
St. Jude Medical                                    105,110(b)            4,487,146
                                                                    ---------------
Total                                                                     8,953,426
-----------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (1.1%)
Intl Game Technology                                 17,050                 685,240
Starbucks                                            27,070(b)              779,887
Starwood Hotels & Resorts Worldwide                  14,580               1,050,780
                                                                    ---------------
Total                                                                     2,515,907
-----------------------------------------------------------------------------------

HOUSEHOLD DURABLES (1.0%)
Fortune Brands                                       30,680               2,478,330
-----------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (1.4%)
Procter & Gamble                                     53,090               3,373,870
-----------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (1.0%)
General Electric                                     36,270               1,363,027
Siemens ADR                                           7,450(c)              983,400
                                                                    ---------------
Total                                                                     2,346,427
-----------------------------------------------------------------------------------

INTERNET SOFTWARE & SERVICES (4.8%)
Akamai Technologies                                  11,830(b)              523,004
Google Cl A                                          15,280(b)            7,605,620
Yahoo!                                              118,310(b)            3,395,497
                                                                    ---------------
Total                                                                    11,524,121
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

IT SERVICES (4.2%)
Accenture Cl A                                       53,890(c)           $2,206,257
Alliance Data Systems                                17,870(b)            1,392,430
Automatic Data Processing                            32,240               1,602,328
Western Union                                       215,220               4,831,689
                                                                    ---------------
Total                                                                    10,032,704
-----------------------------------------------------------------------------------

LIFE SCIENCES TOOLS & SERVICES (1.1%)
Thermo Fisher Scientific                             46,510(b)            2,539,446
-----------------------------------------------------------------------------------

MACHINERY (1.4%)
Danaher                                              26,840               1,972,740
Parker Hannifin                                      12,360               1,252,810
                                                                    ---------------
Total                                                                     3,225,550
-----------------------------------------------------------------------------------

MEDIA (3.6%)
Lamar Advertising Cl A                               12,770                 836,435
McGraw-Hill Companies                                52,060               3,660,339
Viacom Cl B                                          54,260(b)            2,437,359
Walt Disney                                          47,725               1,691,374
                                                                    ---------------
Total                                                                     8,625,507
-----------------------------------------------------------------------------------

METALS & MINING (0.5%)
Freeport-McMoRan Copper & Gold                       16,230               1,277,301
-----------------------------------------------------------------------------------

MULTILINE RETAIL (1.6%)
Kohl's                                               17,600(b)            1,325,632
Target                                               38,150               2,381,705
                                                                    ---------------
Total                                                                     3,707,337
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (3.1%)
Cameco                                               55,310(c)            2,874,461
Suncor Energy                                        52,010(c)            4,534,232
                                                                    ---------------
Total                                                                     7,408,693
-----------------------------------------------------------------------------------

PHARMACEUTICALS (5.8%)
Abbott Laboratories                                  31,230               1,759,811
AstraZeneca ADR                                      14,880(c)              791,318
Merck & Co                                           82,590               4,331,846
Sanofi-Aventis ADR                                   22,610(c)            1,087,541
Schering-Plough                                     140,640               4,604,553
Wyeth                                                20,500               1,185,720
                                                                    ---------------
Total                                                                    13,760,789
-----------------------------------------------------------------------------------

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  17

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (2.1%)
Altera                                               64,690              $1,475,579
Linear Technology                                   101,160               3,630,632
                                                                    ---------------
Total                                                                     5,106,211
-----------------------------------------------------------------------------------

SOFTWARE (6.8%)
Adobe Systems                                        44,240(b)            1,950,099
Autodesk                                             45,800(b)            2,081,610
Electronic Arts                                      66,540(b)            3,251,810
McAfee                                                5,700(b)              209,532
Microsoft                                           120,320               3,690,214
Oracle                                              216,330(b)            4,192,475
Symantec                                             50,330(b)            1,006,097
                                                                    ---------------
Total                                                                    16,381,837
-----------------------------------------------------------------------------------

SPECIALTY RETAIL (3.5%)
Home Depot                                           59,510               2,313,154
Lowe's Companies                                     87,050               2,856,981
Staples                                              78,000               1,954,680
Williams-Sonoma                                      32,600               1,104,814
                                                                    ---------------
Total                                                                     8,229,629
-----------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (0.7%)
Nike Cl B                                            28,020               1,590,135
-----------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (1.8%)
Freddie Mac                                          64,340               4,297,269
-----------------------------------------------------------------------------------

TOBACCO (0.5%)
Altria Group                                         16,920               1,203,012
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

WIRELESS TELECOMMUNICATION SERVICES (4.8%)
America Movil ADR Series L                            8,250(c)             $499,538
American Tower Cl A                                  81,090(b)            3,501,465
Crown Castle Intl                                    62,220(b)            2,290,940
MetroPCS Communications                              17,702(b)              631,253
NII Holdings                                         16,650(b)            1,356,476
Sprint Nextel                                       133,110               3,041,564
                                                                    ---------------
Total                                                                    11,321,236
-----------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $203,651,558)                                                   $232,103,770
-----------------------------------------------------------------------------------

MONEY MARKET FUND (2.2%)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term Cash Fund                  5,211,595(d)           $5,211,595
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $5,211,595)                                                       $5,211,595
-----------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $208,863,153)(e)                                                $237,315,365
===================================================================================

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At May 31, 2007, the value of foreign securities represented 9.3% of net assets.

(d)  Affiliated Money Market Fund -- See Note 5 to the financial statements.

(e) At May 31, 2007, the cost of securities for federal income tax purposes was $211,739,256 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                            $27,671,177
Unrealized depreciation                                             (2,095,068)
------------------------------------------------------------------------------
Net unrealized appreciation                                        $25,576,109
------------------------------------------------------------------------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

--------------------------------------------------------------------------------

 18 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  19

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
MAY 31, 2007

ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers (identified cost $203,651,558)          $232,103,770
   Affiliated money market fund (identified cost $5,211,595)
      (Note 5)                                                     5,211,595
----------------------------------------------------------------------------
Total investments in securities (identified cost
   $208,863,153)                                                 237,315,365
Capital shares receivable                                              5,153
Dividends and accrued interest receivable                            156,231
Receivable for investment securities sold                          2,034,601
----------------------------------------------------------------------------
Total assets                                                     239,511,350
----------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                 2,100
Payable for investment securities purchased                        1,529,926
Accrued investment management services fee                             5,070
Accrued distribution fee                                               6,074
Accrued transfer agency fee                                               31
Accrued administrative services fee                                      390
Accrued plan administration services fee                                  11
Other accrued expenses                                                58,386
----------------------------------------------------------------------------
Total liabilities                                                  1,601,988
----------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $237,909,362
============================================================================
REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                        $    336,031
Additional paid-in capital                                       195,495,973
Undistributed net investment income                                  671,746
Accumulated net realized gain (loss)                              12,953,400
Unrealized appreciation (depreciation) on investments             28,452,212
----------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                $237,909,362
============================================================================

Net assets applicable to outstanding
   shares:                                   Class A                          $ 18,943,663
                                             Class B                          $  5,745,289
                                             Class C                          $    758,297
                                             Class I                          $212,413,837
                                             Class R4                         $     48,276
Net asset value per share of outstanding
   capital stock:                            Class A shares      2,707,778    $       7.00
                                             Class B shares        848,868    $       6.77
                                             Class C shares        111,896    $       6.78
                                             Class I shares     29,927,715    $       7.10
                                             Class R4 shares         6,836    $       7.06
------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 20 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

STATEMENT OF OPERATIONS
YEAR ENDED MAY 31, 2007

INVESTMENT INCOME
Income:
Dividends                                                       $ 1,953,291
Interest                                                            113,793
Income distributions from affiliated money market fund (Note
   5)                                                               255,834
   Less foreign taxes withheld                                      (15,017)
---------------------------------------------------------------------------
Total income                                                      2,307,901
---------------------------------------------------------------------------
Expenses (Note 2):
Investment management services fee                                1,824,581
Distribution fee
   Class A                                                           49,742
   Class B                                                           62,405
   Class C                                                            6,619
Transfer agency fee
   Class A                                                           48,053
   Class B                                                           16,069
   Class C                                                            1,659
   Class R4                                                              61
Service fee -- Class R4                                                  24
Administrative services fees and expenses                           140,084
Plan administration services fee -- Class R4                             57
Compensation of board members                                         3,854
Custodian fees                                                       60,565
Printing and postage                                                 25,725
Registration fees                                                    32,764
Professional fees                                                    22,083
Other                                                                15,304
---------------------------------------------------------------------------
Total expenses                                                    2,309,649
   Earnings and bank fee credits on cash balances (Note 2)           (1,892)
---------------------------------------------------------------------------
Total net expenses                                                2,307,757
---------------------------------------------------------------------------
Investment income (loss) -- net                                         144
---------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                                16,366,306
   Foreign currency transactions                                       (170)
   Payment from affiliate (Note 2)                                       17
---------------------------------------------------------------------------
Net realized gain (loss) on investments                          16,366,153
Net change in unrealized appreciation (depreciation) on
   investments                                                   23,700,464
---------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies            40,066,617
---------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                   $40,066,761
===========================================================================

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  21

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED MAY 31,                                            2007            2006
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                           $        144    $    (88,997)
Net realized gain (loss) on investments                     16,366,153       4,310,395
Net change in unrealized appreciation (depreciation) on
   investments                                              23,700,464       1,143,623
--------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                               40,066,761       5,365,021
--------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class I                                                       --        (114,610)
   Net realized gain
      Class A                                                 (403,131)        (28,537)
      Class B                                                 (128,283)        (10,640)
      Class C                                                  (13,891)           (783)
      Class I                                               (4,785,679)       (159,894)
      Class R4                                                  (1,400)            (51)
--------------------------------------------------------------------------------------
Total distributions                                         (5,332,384)       (314,515)
--------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales
   Class A shares (Note 2)                                   4,276,141       9,755,222
   Class B shares                                            1,107,154       2,941,155
   Class C shares                                              173,670         466,724
   Class I shares                                          105,371,811      72,232,825
   Class R4 shares                                              26,619          19,000
Reinvestment of distributions at net asset value
   Class A shares                                              395,368          28,270
   Class B shares                                              127,840          10,611
   Class C shares                                               13,631             766
   Class I shares                                            4,785,466         274,479
   Class R4 shares                                               1,141              34
Payments for redemptions
   Class A shares                                           (8,909,555)     (8,492,982)
   Class B shares (Note 2)                                  (3,524,944)     (2,870,610)
   Class C shares (Note 2)                                    (135,177)       (185,373)
   Class I shares                                          (65,786,644)     (2,414,797)
   Class R4 shares                                             (26,612)             --
--------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                             37,895,909      71,765,324
--------------------------------------------------------------------------------------
Total increase (decrease) in net assets                     72,630,286      76,815,830
Net assets at beginning of year                            165,279,076      88,463,246
--------------------------------------------------------------------------------------
Net assets at end of year                                 $237,909,362    $165,279,076
======================================================================================
Undistributed net investment income                       $    671,746    $         --
--------------------------------------------------------------------------------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 22 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of RiverSource Managers Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Managers Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board. The Fund invests primarily in publicly traded U.S. securities.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares have no sales charge and are offered only to qualifying institutional investors.

Effective Dec. 11, 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement.

At May 31, 2007, Ameriprise Financial, Inc. (Ameriprise Financial) and the affiliated funds-of-funds owned 100% of Class I shares.

At May 31, 2007, Ameriprise Financial and the affiliated funds-of-funds owned approximately 89% of the total outstanding Fund shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  23

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board of Directors of the funds generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign equities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time. Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial will fair value foreign equity securities pursuant to procedures adopted by the Board of Directors of the funds, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

--------------------------------------------------------------------------------

 24 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FOREIGN CURRENCY TRANSLATIONS AND FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  25

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $671,602 and accumulated net realized gain has been decreased by $671,602.

--------------------------------------------------------------------------------

 26 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED MAY 31,                                       2007         2006
----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income.............................    $       --    $     --
      Long-term capital gain......................       403,131      28,537
CLASS B
Distributions paid from:
      Ordinary income.............................            --          --
      Long-term capital gain......................       128,283      10,640
CLASS C
Distributions paid from:
      Ordinary income.............................            --          --
      Long-term capital gain......................        13,891         783
CLASS I
Distributions paid from:
      Ordinary income.............................            --     114,610
      Long-term capital gain......................     4,785,679     159,894
CLASS R4*
Distributions paid from:
      Ordinary income.............................            --          --
      Long-term capital gain......................         1,400          51

* Effective Dec. 11, 2006, Class Y renamed Class R4.

At May 31, 2007, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.............................    $ 6,570,876
Accumulated long-term gain (loss).........................    $ 9,930,373
Unrealized appreciation (depreciation)....................    $25,576,109

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  27

In June 2006, the FASB issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Tax positions of the Fund are being evaluated to determine the impact, if any, to the Fund. The adoption of FIN 48 is not anticipated to have a material impact on the Fund.

DIVIDENDS TO SHAREHOLDERS

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, RiverSource Investments, LLC (the Investment Manager) determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.78% to 0.68% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper Large-Cap Growth Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the fee by $3,495 for the year ended May 31, 2007.

The Investment Manager has Subadvisory Agreements with Goldman Sachs Asset Management, L.P. and Wellington Management Company, LLP. New investments in the Fund, net of any redemptions, are allocated in accordance with the Investment Manager's determination of the allocation that is in the best interests of the shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations.

--------------------------------------------------------------------------------

 28 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's assets increase.

Other expenses in the amount of $5,352 is for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board.

Compensation of Board members includes, for the former Board Chair, compensation as well as retirement benefits. Certain other aspects of the former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Professional fees include fees paid by the Fund for legal services and independent auditor services.

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

-  Class A $19.50

-  Class B $20.50

-  Class C $20.00

Effective Dec. 11, 2006, as part of the Board's approval to rename Class Y as Class R4, the fee structure under the Transfer Agency Agreement was revised from an account-based fee for Class Y to an asset-based fee for Class R4. The Fund pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares. Prior to Dec. 11, 2006, the Fund paid the Transfer Agent an annual account-based fee of $17.50 per shareholder account.

Prior to Dec. 11, 2006, Class I paid a transfer agency fee at an annual rate per shareholder account of $1. This amount is included in the transfer agency fee on the statement of operations. Effective Dec. 11, 2006, this fee was eliminated.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  29

The Transfer Agent charges an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the statement of operations.

The Fund has agreements with Ameriprise Financial Services, Inc. and RiverSource Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares.

Effective Dec. 11, 2006, a new Plan Administration Services Agreement was adopted for the restructured Class R4. The fee is calculated at a rate of 0.25% of the Fund's average daily net assets attributable to Class R4 shares.

Prior to Dec. 11, 2006, under a Shareholder Service Agreement, the Fund paid the Distributor a fee for service provided to shareholders by the Distributor and other servicing agents with respect to Class Y shares. The fee was calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares. Effective Dec. 11, 2006, this agreement was terminated.

Sales charges received by the Distributor for distributing Fund shares were $44,880 for Class A, $8,322 for Class B and $4 for Class C for the year ended May 31, 2007.

In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

--------------------------------------------------------------------------------

 30 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

The Investment Manager and its affiliates agreed to waive certain fees and expenses until May 31, 2007, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, would not exceed 1.55% for Class A, 2.32% for Class B, 2.32% for Class C, 1.20% for Class I and 1.32% for Class R4 of the Fund's average daily net assets. For the year ended May 31, 2007, the waiver was not invoked since the Fund's expenses were below the cap amount. Effective June 1, 2007, the Investment Manager and its affiliates have agreed to waive certain fees and expenses until May 31, 2008, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment will not exceed 1.42% for Class A, 2.18% for Class B, 2.18% for Class C, 0.99% for Class I and 1.29% for Class R4 of the Fund's average daily net assets.

During the year ended May 31, 2007, the Fund's custodian and transfer agency fees were reduced by $1,892 as a result of earnings and bank fee credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company, an affiliate of Ameriprise Financial.

In addition, the Fund received a one time payment of $17 by Ameriprise Financial for additional earnings from overnight cash balances determined to be owed for prior years. This amount was insignificant to the Fund's net asset value and total return.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $221,628,450 and $190,178,994, respectively, for the year ended May 31, 2007. Realized gains and losses are determined on an identified cost basis.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  31

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                            YEAR ENDED MAY 31, 2007
                             CLASS A     CLASS B    CLASS C    CLASS I     CLASS R4*
------------------------------------------------------------------------------------
Sold                           686,011    182,445    28,335   16,719,701     4,052
Issued for reinvested
 distributions                  61,297     20,422     2,174      732,842       175
Redeemed                    (1,399,747)  (582,620)  (21,706)  (9,808,696)   (4,132)
------------------------------------------------------------------------------------
Net increase (decrease)       (652,439)  (379,753)    8,803    7,643,847        95
------------------------------------------------------------------------------------

                                            YEAR ENDED MAY 31, 2006
                             CLASS A     CLASS B    CLASS C    CLASS I     CLASS R4*
------------------------------------------------------------------------------------
Sold                         1,588,882    491,321    77,973   11,820,012     3,139
Issued for reinvested
 distributions                   4,530      1,737       125       43,707         5
Redeemed                    (1,400,717)  (480,454)  (30,970)    (385,685)       --
------------------------------------------------------------------------------------
Net increase (decrease)        192,695     12,604    47,128   11,478,034     3,144
------------------------------------------------------------------------------------

 *  Effective Dec. 11, 2006, Class Y was renamed Class R4.

5. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments.

6. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 19, 2006. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Prior to this agreement, the Fund paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. The Fund had no borrowings under the facility outstanding during the year ended May 31, 2007.

--------------------------------------------------------------------------------

 32 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

7. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs may file a notice of appeal with the Eighth Circuit Court of Appeals within 30 days from the date of judgment.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  33

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

--------------------------------------------------------------------------------

 34 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  35

8. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2007              2006           2005           2004        2003(B)
Net asset value, beginning of period      $6.09          $5.79          $5.79          $5.36          $5.11
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               (.01)          (.01)          (.01)          (.02)            --
Net gains (losses) (both realized and
 unrealized)                               1.05            .32            .04            .57            .25
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.04            .31            .03            .55            .25
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.13)          (.01)          (.03)          (.12)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $7.00          $6.09          $5.79          $5.79          $5.36
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $19            $20            $18            $12             $5
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.41%          1.38%(e)       1.50%(e)       1.40%(e)       1.20%(e),(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              (.42%)         (.38%)         (.18%)         (.48%)          .16%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          85%            62%           122%            66%            10%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          17.25%          5.33%           .52%         10.32%          4.89%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from April 24, 2003 (when shares became publicly available) to May 31, 2003.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class A would have been 1.42%, 1.56%, 3.06% and 23.71% for the periods ended May 31, 2006, 2005, 2004 and 2003, respectively.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 36 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2007              2006           2005           2004        2003(B)
Net asset value, beginning of period      $5.94          $5.69          $5.74          $5.35          $5.11
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               (.05)          (.03)          (.04)          (.03)          (.01)
Net gains (losses) (both realized and
 unrealized)                               1.01            .29            .02            .54            .25
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .96            .26           (.02)           .51            .24
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.13)          (.01)          (.03)          (.12)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $6.77          $5.94          $5.69          $5.74          $5.35
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $6             $7             $7             $4            $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        2.17%          2.15%(e)       2.27%(e)       2.17%(e)       1.89%(e),(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets             (1.18%)        (1.15%)         (.97%)        (1.25%)         (.78%)(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          85%            62%           122%            66%            10%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          16.34%          4.54%          (.34%)         9.57%          4.70%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from April 24, 2003 (when shares became publicly available) to May 31, 2003.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class B would have been 2.18%, 2.34%, 3.83% and 24.48% for the periods ended May 31, 2006, 2005, 2004 and 2003, respectively.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  37

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2007              2006           2005           2004        2003(B)
Net asset value, beginning of period      $5.94          $5.69          $5.75          $5.35          $5.11
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               (.05)          (.03)          (.05)          (.03)          (.01)
Net gains (losses) (both realized and
 unrealized)                               1.02            .29            .02            .55            .25
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .97            .26           (.03)           .52            .24
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.13)          (.01)          (.03)          (.12)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $6.78          $5.94          $5.69          $5.75          $5.35
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $1             $1            $--            $--            $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        2.16%          2.14%(e)       2.27%(e)       2.18%(e)       1.86%(e),(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets             (1.17%)        (1.14%)         (.94%)        (1.27%)         (.53%)(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          85%            62%           122%            66%            10%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          16.50%          4.54%          (.52%)         9.75%          4.70%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from April 24, 2003 (when shares became publicly available) to May 31, 2003.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class C would have been 2.18%, 2.35%, 3.83% and 24.49% for the periods ended May 31, 2006, 2005, 2004 and 2003, respectively.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 38 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2007              2006           2005        2004(B)
Net asset value, beginning of period      $6.14          $5.82          $5.80          $6.10
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                 --             --            .01           (.01)
Net gains (losses) (both realized and
 unrealized)                               1.09            .33            .04           (.29)
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.09            .33            .05           (.30)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.13)          (.01)          (.03)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $7.10          $6.14          $5.82          $5.80
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $212           $137            $63             $8
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                         .91%           .93%          1.11%          1.03%(e),(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets               .08%           .07%           .22%           .03%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          85%            62%           122%            66%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          17.93%          5.75%           .88%         (4.91%)(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to May 31, 2004.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class I would have been 1.58% for the period ended May 31, 2004.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  39

CLASS R4*

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2007              2006           2005           2004        2003(B)
Net asset value, beginning of period      $6.13          $5.82          $5.81          $5.36          $5.11
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               (.01)          (.01)           .01           (.01)            --
Net gains (losses) (both realized and
 unrealized)                               1.07            .33            .03            .58            .25
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.06            .32            .04            .57            .25
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains          (.13)          (.01)          (.03)          (.12)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $7.06          $6.13          $5.82          $5.81          $5.36
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--            $--            $--            $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.22%          1.20%(e)       1.31%(e)       1.22%(e)       1.07%(e),(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              (.21%)         (.20%)          .09%          (.33%)          .31%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          85%            62%           122%            66%            10%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          17.47%          5.47%           .70%         10.72%          4.89%(h)
-----------------------------------------------------------------------------------------------------------

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from April 24, 2003 (when shares became publicly available) to May 31, 2003.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class R4 would have been 1.23%, 1.39%, 2.87% and 23.53% for the periods ended May 31, 2006, 2005, 2004 and 2003, respectively.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 40 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD AND SHAREHOLDERS

RIVERSOURCE MANAGERS SERIES, INC.

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of RiverSource Fundamental Growth Fund (a series of RiverSource Managers Series, Inc.) as of May 31, 2007, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended May 31, 2007 and the financial highlights for each of the years or periods in the five-year period ended May 31, 2007. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of May 31, 2007, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Fundamental Growth Fund as of May 31, 2007, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP
Minneapolis, Minnesota
July 20, 2007

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  41

FEDERAL INCOME TAX INFORMATION

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended May 31, 2007

CLASS A

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............          44.28%
      Dividends Received Deduction for corporations.........          35.34%

PAYABLE DATE                                                     PER SHARE
Dec. 20, 2006...............................................        $0.06648

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.06325
Total distributions.........................................        $0.12973

CLASS B

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............          44.28%
      Dividends Received Deduction for corporations.........          35.34%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.06648

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.06325
Total distributions.........................................        $0.12973

CLASS C

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............          44.28%
      Dividends Received Deduction for corporations.........          35.34%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.06648

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.06325
Total distributions.........................................        $0.12973

--------------------------------------------------------------------------------

 42 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

CLASS I

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............          44.28%
      Dividends Received Deduction for corporations.........          35.34%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.06648

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.06325
Total distributions.........................................        $0.12973

CLASS R4*

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............          44.28%
      Dividends Received Deduction for corporations.........          35.34%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.06648

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.06325
Total distributions.........................................        $0.12973

* Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  43

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 102 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme
901 S. Marquette Ave.    since 2006         Court, 1998-2005
Minneapolis, MN 55402
Age 53
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 72
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard-Partners in
901 S. Marquette Ave.    since 2007         Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 52
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 56                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 71
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 68                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 44 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           Strategic
901 S. Marquette Ave.    since 2004         Management, Inc. (private real       Distribution, Inc.
Minneapolis, MN 55402                       estate and asset management          (transportation,
Age 54                                      company)                             distribution and
                                                                                 logistics
                                                                                 consultants)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer, RiboNovix,  Hybridon, Inc.
901 S. Marquette Ave.    since 2002         Inc. since 2003 (biotechnology);     (biotechnology);
Minneapolis, MN 55402                       former President, Forester Biotech   American Healthways,
Age 63                                                                           Inc. (health
                                                                                 management programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 46                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; President, Ameriprise
                                            Certificate Company since 2006;
                                            Senior Vice President -- Chief
                                            Investment Officer, Ameriprise
                                            Financial, Inc. and Chairman of the
                                            Board and Chief Investment Officer,
                                            RiverSource Investments, LLC,
                                            2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  45

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Senior Vice President -- Asset Management,
172 Ameriprise           2006               RiverSource Investments, LLC since 2006;
Financial Center                            Managing Director and Global Head of Product,
Minneapolis, MN 55474                       Morgan Stanley Investment Management,
Age 41                                      2004-2006; President, Touchstone Investments,
                                            2002-2004; Director of Strategic Planning,
                                            Evergreen Investments, 1995-2002
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 43                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006; Managing
                                            Director, Zurich Global Assets, 2001-2002
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 41                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Vice
Financial Center                            President -- Finance, American Express
Minneapolis, MN 55474                       Company, 2000-2002
Age 52
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Vice President, General Counsel and
Minneapolis, MN 55474    since 2006         Secretary, Ameriprise Certificate Company
Age 47                                      since 2005; Vice President -- Asset Management
                                            Compliance, Ameriprise Financial, Inc.,
                                            2004-2005; Senior Vice President and Chief
                                            Compliance Officer, U.S. Bancorp Asset
                                            Management, 2002-2004; Second Vice President
                                            and Assistant General Counsel, Hartford Life,
                                            2001-2002
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 46                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 46 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 43                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  47

APPROVAL OF INVESTMENT MANAGEMENT SERVICES AGREEMENT

RiverSource Investments, LLC ("RiverSource"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds"). In addition, under the subadvisory agreements between RiverSource and each subadviser (collectively, the "Subadvisers") (the "Subadvisory Agreements"), the Subadvisers perform portfolio management and related services for the Fund. The Fund's Board of Directors (the "Board") and the Board's Investment Review and Contracts Committees monitor these services throughout the year.

On an annual basis, the Board, including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement and the Subadvisory Agreements (together, the "Advisory Agreements"). RiverSource prepares detailed reports for the Board and its Contracts Committee in March and April, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource addressing the services RiverSource provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the Advisory Agreements. At the April 11-12, 2007 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the Advisory Agreements.

--------------------------------------------------------------------------------

 48 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

Nature, Extent and Quality of Services Provided by RiverSource and the
Subadvisers: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource and the Subadvisers, as well as their expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource, including, in particular, the growing strength and capabilities of many RiverSource offices and the increased investment and resources dedicated to the Fund's operations, particularly in the areas of trading systems, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource, the Board considered the quality of the administrative, custody and transfer agency services provided by RiverSource affiliates to the Fund. The Board also reviewed the financial condition of RiverSource and each Subadviser, and each entity's ability to carry out its responsibilities under the Advisory Agreements. The Board also discussed the acceptability of the terms of the Advisory Agreements (including the relatively broad scope of services required to be performed by RiverSource and each Subadviser). The Board concluded that the services being performed under the Advisory Agreements were of a reasonably high quality.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board determined that RiverSource and each of the Subadvisers were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the Advisory Agreements, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2005. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and market conditions involved. Additionally, the Board reviewed the performance of the Subadvisers and the overall "subadvised" strategy. The Board noted, in particular, management's ongoing oversight and monitoring of each Subadviser's investment process and performance.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  49

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource and its Affiliates from their Relationships with the Fund: The Board reviewed comparative fees and the costs of services to be provided under the Advisory Agreements. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource's profitability. The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) approximated the peer group's median expense ratio. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource and its affiliates in connection with RiverSource providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the last three years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees and subadvisory fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 12, 2007, the Board, including all of the Independent Directors, approved the renewal of the Advisory Agreements.

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 50 RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT

PROXY VOTING

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------

                   RIVERSOURCE FUNDAMENTAL GROWTH FUND -- 2007 ANNUAL REPORT  51

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

GROWTH FUNDS
RiverSource Growth Fund
RiverSource Fundamental Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Aggressive Growth Fund
RiverSource Small Cap Growth Fund
Sector: RiverSource Global
   Technology Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Large Cap Equity Fund
RiverSource S&P 500 Index Fund*
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Small Cap Advantage
   Fund
RiverSource Small Company Index
   Fund
RiverSource Small Cap Equity Fund
Sector: RiverSource Precious Metals
   and Mining Fund
VALUE FUNDS
RiverSource Dividend Opportunity
   Fund
RiverSource Value Fund
RiverSource Fundamental Value Fund
RiverSource Equity Value Fund
RiverSource Large Cap Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Select Value Fund
RiverSource Mid Cap Value Fund
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Small Cap Value Fund
Sector: RiverSource Real Estate
   Fund
ASSET ALLOCATION FUNDS
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Retirement Plus(SM)
   2010 Fund
RiverSource Balanced Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Retirement Plus(SM)
   2015 Fund
RiverSource Strategic Allocation
   Fund
RiverSource Retirement Plus(SM)
   2020 Fund
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Retirement Plus(SM)
   2025 Fund
RiverSource Retirement Plus(SM)
   2030 Fund
RiverSource Retirement Plus(SM)
   2035 Fund
RiverSource Retirement Plus(SM)
   2040 Fund
RiverSource Retirement Plus(SM)
   2045 Fund
RiverSource Portfolio Builder Total
   Equity Fund

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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Short Duration U.S.
   Government Fund
RiverSource U.S. Government
   Mortgage Fund
RiverSource Inflation Protected
   Securities Fund
RiverSource Floating Rate Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Core Bond Fund
RiverSource Diversified Bond Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource Income Opportunities
   Fund
RiverSource High Yield Bond Fund
RiverSource Global Bond Fund
RiverSource Emerging Markets Bond
   Fund
TAX-EXEMPT FUNDS
RiverSource Tax-Exempt Money Market
   Fund**
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Tax-Exempt Bond Fund
RiverSource State Tax-Exempt Funds
RiverSource Tax-Exempt High Income
   Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Global Equity Fund
RiverSource International Select
   Value Fund
RiverSource International Equity
   Fund
RiverSource Disciplined
   International Equity Fund
RiverSource International
   Opportunity Fund
RiverSource International Small Cap
   Fund
RiverSource International
   Aggressive Growth Fund
RiverSource European Equity Fund
RiverSource Emerging Markets Fund

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poor's(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN A MONEY MARKET FUND IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH A MONEY MARKET FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN A MONEY MARKET FUND.

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

     RIVERSOURCE(R) FUNDAMENTAL GROWTH FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                    This report must be accompanied or preceded by the Fund's
                                    current prospectus.
                                    RiverSource(R) mutual funds are distributed by RiverSource
                                    Distributors, Inc.
                                    and Ameriprise Financial Services, Inc., Members NASD, and
                                    managed by
       (RIVERSOURCE INVESTMENTS     RiverSource Investments, LLC. These companies are part of
       LOGO)                        Ameriprise Financial, Inc.                                                      S-6261 H (7/07)